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                                                                   EXHIBIT 23.12

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-66207) and related Prospectus of Apartment Investment and Management Company for the registration of Class A Common Stock and to the incorporation by reference therein of our reports (i) dated February 11, 1998, except for Note 1 as to which the date is October 16, 1998, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities I included in Apartment Investment and Management Company's Current Report on Form 8-K dated November 2, 1998 and (ii) dated January 28, 1998, except for Note 1 as to which the date is July 24, 1998, with respect to the Combined Historical Summary of Gross Income and Direct Operating Expenses of Realty Investment Apartment Communities II included in Apartment Investment and Management Company's Current Report on Form 8-K dated November 2, 1998, all filed with the Securities and Exchange Commission.





                                                       /s/ BEERS & CUTLER PLLC
                                                           BEERS & CUTLER PLLC


Washington, D.C.
December 3, 1998